                                                FILED PURSUANT TO RULE 424(b)(5)
                                                   REGISTRATION NUMBER 333-80063


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED
FEBRUARY 14, 2000)


                                 289,407 SHARES

                             WASTE MANAGEMENT, INC.
                                  COMMON STOCK

                   -----------------------------------------

         Our common stock is listed on the New York Stock Exchange under the trading symbol "WMI." On April 2, 2001, the last reported sale price of the common stock on the New York Stock Exchange was $24.00 per share.

         We will issue the shares directly to certain persons in order to settle litigation and other claims or to satisfy judgments or arbitration awards. The shares will be issued to those persons based upon an agreed dollar value of shares in relation to the closing price of our common stock on the New York Stock Exchange on a specific trading date. We will not receive any proceeds from the issuance of these shares, but will eliminate an actual or potential liability.

         INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THE PROSPECTUS DATED FEBRUARY 14, 2000.

                   -----------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   -----------------------------------------

         WE EXPECT TO DELIVER THE SHARES AGAINST PAYMENT THEREFOR IN HOUSTON, TEXAS ON OR ABOUT APRIL 4, 2001.

                   -----------------------------------------

                    Prospectus Supplement dated April 3, 2001